SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                EQ Advisors Trust
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                (Name of Registrant as Specified In Its Charter)


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

                      AXA EQUITABLE LIFE INSURANCE COMPANY
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                                EQ ADVISORS TRUST

                     SUPPLEMENT DATED AUGUST 26, 2005 TO THE
              PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION
                                DATED MAY 1, 2005
                                       AND
                              INFORMATION STATEMENT

--------------------------------------------------------------------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectuses and Statements of Additional Information, as supplemented, of EQ Advisors Trust (the "Trust"). You may obtain an additional copy of each Prospectus or Statement of Additional Information, or the Trust's most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104 or by calling 1-877-222-2144. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about new investment sub-advisers for the EQ/Calvert Socially Responsible Portfolio ("Socially Responsible Portfolio"), the EQ/Money Market Portfolio ("EQ
Portfolio") and the EQ/MONY Money Market Portfolio ("MONY Portfolio" and together with the Socially Responsible Portfolio and the EQ Portfolio, the "Portfolios" and individually, a "Portfolio").

AXA Equitable Life Insurance Company ("AXA Equitable" or the "Manager") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares. AXA Equitable and the Distributors are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission ("SEC") to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust ("Advisers") and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a special meeting of the Board of Trustees of the Trust held on May 19, 2005, the Board of Trustees, including the Trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Trust, the Manager, the Advisers or the Distributors ("Independent Trustees"), unanimously approved the Manager's proposals to (1) appoint Bridgeway Capital Management Inc. ("Bridgeway" or "New Adviser") to replace Brown Capital Management, Inc. ("Brown") as one of the Advisers to the Socially Responsible Portfolio, (2) appoint The Dreyfus Corporation, Inc. ("Dreyfus" or "New Adviser") to replace Alliance Capital Management L.P. ("Alliance") as the Adviser to the EQ Portfolio and (3) appoint Dreyfus to replace Boston Advisors, Inc. ("Boston Advisors") as the Adviser to the MONY Portfolio. The Manager's proposals were based on its evaluation of certain performance-related issues at Brown, the negative effects of Alliance's sale of its cash-management business on its ability to continue to adequately manage the EQ Portfolio and anticipated changes in investment personnel at Boston Advisors with respect to each of the Socially Responsible Portfolio, the EQ Portfolio and the MONY Portfolio, respectively. Calvert Asset Management Company, Inc. ("Calvert"), the other Adviser to the Socially Responsible Portfolio, continues to perform the social research and screening with respect to the Socially Responsible Portfolio.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENTS

Except as to the effective date and compensation, the terms of the new Investment Advisory Agreement between AXA Equitable and each New Adviser for its respective Portfolio are substantially similar to those of the old investment advisory agreement between AXA Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for its initial term of two years and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The new Investment Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the respective Portfolio, on sixty days' written notice to AXA Equitable and the New Adviser, or by AXA Equitable or the New Adviser on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The new Investment Advisory Agreement generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to its Portfolio, except that nothing in the agreement limits the New Adviser's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its Portfolio, if such statement or omission was made in reliance upon information furnished by the New Adviser to AXA Equitable or the Trust.

Under the old investment advisory agreement between AXA Equitable and Brown with respect to the Socially Responsible Portfolio, dated as of July 31, 2003, Brown received an advisory fee based on the assets of the Portfolio equal to the following annual rate: 0.25% of the Portfolio's average daily net assets up to and including $150 million; 0.20% of the Portfolio's average daily net assets in excess of $150 million and up to and including $300 million; and 0.175% of the Portfolio's average daily net assets thereafter. For the fiscal year ended December 31, 2004, Brown received $99,190 in advisory fees with respect to the Socially Responsible Portfolio. The old investment advisory agreement between AXA Equitable and Brown with respect to the Socially Responsible Portfolio was last approved by the Board of Trustees on July 8, 2004 and by the sole initial shareholder of the Portfolio on July 12, 1999 when the Portfolio commenced operations.

Under the old investment advisory agreement between AXA Equitable and Alliance with respect to the EQ Portfolio, dated as of December 5, 2001, and as amended and restated by Amendment No. 1 dated as of November 22, 2002, Amendment No. 2 dated as of August 18, 2003 and Amendment No. 3 dated as of December 12, 2003, Alliance received an advisory fee based on the assets of the Portfolio equal to the following annual rate: 0.13% of the Portfolio's average daily net assets up to and including $750 million; 0.105% of the Portfolio's average daily net assets over $750 million up to and including $1.5 billion; 0.08% of the Portfolio's average daily net assets over $1.5 billion up to and including $2.5 billion; 0.06% of the Portfolio's average daily net assets over $2.5 billion up to and including $5 billion; and 0.05% of the Portfolio's average daily net assets in excess of $5 billion. For purposes of calculating the advisory fee payable to Alliance, the average daily net assets of the EQ Portfolio were combined with the AXA Enterprise Money Market Fund II, an affiliated portfolio managed by AXA Equitable for which Alliance also serves as an investment sub-adviser. For the fiscal year ended December 31, 2004, Alliance received $1,797,426 in advisory fees with respect to the EQ Portfolio. The old investment advisory agreement between AXA Equitable and Alliance with respect to the EQ Portfolio was last approved by the Board of Trustees on July 8, 2004 and by the sole initial shareholder of the Portfolio on July 12, 1999 when the Portfolio commenced operations.

Under the old investment advisory agreement between AXA Equitable and Boston Advisors with respect to the MONY Portfolio, dated as of July 9, 2004 and as amended by Amendment No. 1 dated as of December 1, 2004, Boston Advisors received an advisory fee based on the assets of the Portfolio equal to an annual rate of 0.10% of the Portfolio's average daily net assets. For the fiscal year ended December 31, 2004, Boston Advisors received $62,487 in advisory fees with respect to the MONY Portfolio. The old investment advisory agreement between AXA Equitable and Boston Advisors with respect to the MONY Portfolio was last approved by the Board of Trustees on December 1, 2004 and by the sole initial shareholder of the Portfolio on December 3, 2003 when the Portfolio commenced operations.

INFORMATION REGARDING THE NEW ADVISERS

BRIDGEWAY CAPITAL MANAGEMENT, INC.

Bridgeway, founded by John Montgomery in 1993, provides investment and management services to investment companies, pension and profit sharing plans, corporations and individuals and as of June 30, 2005 has approximately $2.0 billion in assets under management. Bridgeway is a privately-held Texas corporation that is majority owned by Mr. Montgomery and his family and located at 5615 Kirby Drive, Suite 518, Houston, Texas 77005-2448. Mr. Montgomery is the controlling shareholder of Bridgeway and is also the firm's President and Chairman of the Board. The current directors of Bridgeway are: Mr. Montgomery, Franklin Montgomery, Ann Montgomery and Michael Mulcahy. The business address of each of these individuals is 5615 Kirby Drive, Suite 518, Houston, Texas 77005-2448.

Mr. Montgomery, President of Bridgeway, is responsible for the day-to-day investment management of the Socially Responsible Portfolio. He has 12 years experience in the investment management industry, during which time he held the position of portfolio manager, and oversees the firm's disciplined quantitative investment strategy.

As a new Adviser to the Socially Responsible Portfolio responsible for financial analysis screening, Bridgeway provides investment management services, including stock selection, stock weighting, and sector weighting with respect to the Portfolio. As was the case with the previous Adviser, Calvert continues to perform social research and screening to ensure that all prospective and actual investments satisfy certain social and environmental investment criteria.
Bridgeway's stock selection generally is based on proprietary quantitative models utilizing a pre-screened universe of approved equities from Calvert. Bridgeway is a pure quantitative shop and uses various multi-variable quantitative models for the equity selection process. These models approach opportunities from different directions and include growth, growth at a reasonable price, value and momentum models. Bridgeway uses multiple models to offset any biases that one model may provide and such models are based on publicly available financial information. Stock selection is a bottom-up approach based on the statistical models. Some top-down activities for risk management include maintaining appropriate sector balance and concentration, managing company level risk, eliminating non-quantifiable risk (such as from litigation) and monitoring data quality.

Relying on the tandem two-step investment process of Calvert and Bridgeway, the Socially Responsible Portfolio seeks to achieve its investment objective of long-term capital appreciation by investing in a diversified portfolio of common stocks that meet certain investment and social criteria. Under normal circumstances, the Portfolio invests at least 80% of its net assets in large cap companies, which is defined as those whose market capitalization falls within the range of the S&P 500 Index. The Socially Responsible Portfolio expects to invest in both value and growth companies. To some extent, the Portfolio may use exchange-traded, "traditional" stock index options and futures, which may help keep the long-term average market risk of the Portfolio roughly equal to the market itself. At any one point in time, however, the Portfolio's market exposure may be as high as 150% or as low as 50% of the market. Both Calvert and Bridgeway believe that the use of these instruments is conservative and will not try to leverage overall market risk in the long term. The principal risks of investing in the Socially Responsible Portfolio are listed in the Trust's Prospectus under the heading "The Principal Risks." These risks are discussed in more detail under the heading "More Information on Principal Risks and Benchmarks" in the Trust's Prospectus.

For its services to the Socially Responsible Portfolio, Bridgeway receives an advisory fee equal to the following annual rate: 0.25% of the Portfolio's average daily net assets up to and including $150 million; 0.20% of the Portfolio's average daily net assets in excess of $150 million and up to and including $300 million; and 0.175% of the Portfolio's average daily net assets thereafter. This advisory fee rate is the same as that paid to Brown under the old investment advisory agreement. AXA Equitable (and not the Socially Responsible Portfolio) is responsible for the payment of the advisory fee to Bridgeway. The management fee for the Portfolio will not change as a result of the appointment of Bridgeway as an Adviser to the Portfolio.

Information regarding other comparable funds for which Bridgeway serves as an adviser is provided in Appendix A to this Supplement.

THE DREYFUS CORPORATION

Dreyfus, a wholly owned subsidiary of Mellon Financial Corporation ("Mellon"), managed, as of March 31, 2005, approximately $161 billion in approximately 200 mutual fund portfolios, including approximately $89 billion in money market funds. Mellon, a global financial services company, offers a comprehensive array of banking services for individuals and corporations and, as of March 31, 2005, had approximately $729 billion in assets under management. Dreyfus is located at 200 Park Avenue, New York, New York 10166 and Mellon is located at One Mellon Center, Pittsburgh, PA 15258.

Stephen E. Canter is Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Dreyfus. The current directors of Dreyfus are Stephen R. Byers, J. Charles Cardona, Diane P. Durnin, Thomas F. Eggers, Steven G. Elliott, David F. Lamere, Martin G. McGuinn, Ronald P. O'Hanley, and J. David Officer. The business address of each of these individuals is 200 Park Avenue, New York, New York 10166.

The day-to-day portfolio management of the Money Market Portfolios is handled by a team of investment professionals at Dreyfus consisting of the following individuals: Patricia Larkin, Senior Portfolio Manager, Director of Money Market Management and Trading, Short Term Taxable Fixed Income Division; Bernard W. Kiernan, Jr., Senior Portfolio Manager, Short Term Taxable Fixed Income Division; and James G. O'Connor, Senior Portfolio Manager, Short Term Taxable Fixed Income Division. Ms. Larkin, a 24-year veteran of Dreyfus, leads the team. Mr. Kiernan also is a 24-year veteran of Dreyfus and has held the position of portfolio manager since 1996. Mr. Kiernan joined Dreyfus in March 1981 as an accountant for money market funds and held that post until 1984 when he became a money market trader for the Dreyfus group of money market funds. Mr. O'Connor joined Dreyfus in March 1999 and is responsible for the investment of assets of Dreyfus' money market funds.

As the new Adviser to the EQ Portfolio and MONY Portfolio (collectively, the "Money Market Portfolios"), it is anticipated that Dreyfus will seek to achieve each Portfolio's investment objective of maximizing current income while preserving capital and maintaining liquidity by investing each Portfolio's assets in a diversified portfolio of high-quality, short-term debt securities. The Money Market Portfolios invest in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, time deposits, bankers' acceptances and other short-term securities issued by U.S. banks and foreign branches of U.S. banks, repurchase agreements, asset-backed securities and commercial paper and other short-term corporate obligations of U.S. issuers. The EQ Portfolio normally invests at least 25% of its net assets in bank obligations.

Dreyfus is one of the largest money market managers in the industry in managing money market funds. Dreyfus focuses on three areas: structuring the Portfolios within the confines of Rule 2a-7 under the 1940 Act ("Rule 2a-7"); intensive in-house credit assessment by Dreyfus' analysts, and financial and audit review on an ongoing basis. Dreyfus has developed and refined a rigorous and robust set of risk management protocols allied to the Rule 2a-7 minimal credit risk asset class, with portfolio management residing distinct from credit and market risk management. The principal risks of investing in the Money Market Portfolios are listed in the Trust's Prospectus under the heading "The Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust's Prospectus. In addition, the EQ Portfolio is subject to Banking Industry Sector Risk. In this connection, to the extent that the EQ Portfolio invests in the banking industry, it is exposed to the risks generally associated with that industry, including interest rate risk, credit risk and the risk that regulatory developments relating to the banking industry may affect its investments.

For its services to the Money Market Portfolios, Dreyfus receives an advisory fee equal to the following annual rate: 0.04% of the Portfolios' average daily net assets up to and including $1.5 billion; and 0.0375% of the Portfolios' average daily net assets thereafter. This advisory fee rate is lower than that paid under either of the old investment advisory agreements for the Money Market Portfolios. If the new investment advisory agreement with Dreyfus had been in effect for the fiscal year ended December 31, 2004 with respect to each Money Market Portfolio, Dreyfus would have received approximately $553,000 in advisory fees with respect to the EQ Portfolio, which is approximately 66% lower than the advisory fee paid to Alliance during that fiscal year, and approximately $72,000 in advisory fees with respect to the MONY Portfolio, which is approximately 60% lower than the advisory fees paid to Boston Advisers during that fiscal year. For purposes of calculating the advisory fee payable to Dreyfus, the average daily net assets of the Money Market Portfolios are combined with the AXA Enterprise Money Market Fund II, an affiliated portfolio managed by AXA Equitable for which Dreyfus also serves as the investment subadviser. AXA

Equitable (and not the Money Market Portfolios) is responsible for the payment of the advisory fee to Dreyfus. The management fee for each Portfolio will not change as a result of the appointment of Dreyfus as an Adviser to the Money Market Portfolios.

Information regarding other comparable funds for which Dreyfus serves as an adviser is provided in Appendix A to this Supplement.

Dreyfus also has been retained by AXA Equitable to serve as the Adviser to another fund that is managed by AXA Equitable, the AXA Enterprise Money Market Fund II, which is a series of AXA Enterprise Multimanager Funds Trust and, as of May 31, 2005, had approximately $10,600,000 million in net assets.

FACTORS CONSIDERED BY THE BOARD IN APPROVING THE NEW INVESTMENT ADVISORY AGREEMENTS

The Board of Trustees, including the Independent Trustees, unanimously approved the proposed Investment Advisory Agreement between AXA Equitable and Bridgeway with respect to the Socially Responsible Portfolio, effective as of June 13, 2005, and the proposed Investment Advisory Agreement between AXA Equitable and Dreyfus with respect to the EQ Portfolio and the MONY Portfolio, effective as of June 10, 2005 and June 16, 2005, respectively.

In approving each Investment Advisory Agreement, the Board considered the overall fairness of the Investment Advisory Agreement and whether the Agreement was in the best interest of the affected Portfolio. In this connection, the Board considered factors it deemed relevant with respect to each Portfolio, including: (1) the nature, quality and extent of the services to be provided to the Portfolio by each New Adviser and its affiliates; (2) each New Adviser's investment process, personnel and operations; (3) each New Advisers' financial condition; (4) the adequacy of each New Adviser's compliance program; (5) the performance of similar portfolios managed by each New Adviser as compared to an appropriate benchmark and/or peer group; (6) the level of each New Adviser's proposed advisory fee; (7) the anticipated effect of growth and size on each Portfolio's performance and expenses, where applicable; (8) "fall-out" benefits to be realized by each New Adviser and its affiliates (I.E., any direct or indirect benefits to be derived by each New Adviser and its affiliates from the New Adviser's relationship with the Trust); (9) to the extent information was available, the estimated profitability of each New Adviser under its Investment Advisory Agreement; and (10) possible conflicts of interest. In considering each Investment Advisory Agreement, the Board did not identify any single factor or information as all-important or controlling.

In connection with its deliberations, the Board received information from the Manager and each New Adviser regarding the factors set forth above and met with senior representatives of the Manager to discuss the proposed Investment Advisory Agreements. The Independent Trustees were assisted by independent counsel during their deliberations.

The Board, in examining the nature and quality of the services to be provided by each New Adviser to its Portfolio, considered the New Adviser's experience in serving as an investment adviser for portfolios similar to the Portfolio it would advise. The Board noted the responsibilities that each New Adviser would have as an Adviser to its Portfolio. In particular, the Board considered that each New Adviser would be responsible for making investment decisions on behalf of the Portfolio it would advise, placing all orders for the purchase and sale of investments for the Portfolio it would advise with brokers or dealers, and performing related administrative functions. In addition, the Board reviewed requested information regarding each New Adviser's investment process and the background of the portfolio managers who would provide services to the Portfolios. The Board also reviewed information regarding the adequacy of each New Adviser's compliance program and its results. Further, the Board reviewed financial information regarding each New Adviser.

The Board received information regarding the performance of similar portfolios advised by the New Advisers relative to their benchmarks and/or the average of their peer groups. In particular, the Board received, among other things, information relating to the total returns of the similar portfolios advised by each New Adviser for the one-, three-, five- and ten-year (or since inception if shorter) periods ended March 31, 2005.

In evaluating each New Adviser's proposed compensation, the Board reviewed the proposed fees under each Investment Advisory Agreement and, to the extent information was available, each New Adviser's anticipated costs and profitability in providing services to the Portfolios, including the costs associated with the research and investment processes, personnel, systems and equipment necessary to perform their functions. The Board also reviewed and considered the extent to which each New Adviser's fee schedule provides for breakpoints, that is, a reduction of the applicable advisory fee rate as assets increase. The Board determined that the Manager's management fee and each Portfolio's overall expense ratios, which were not expected to change as a result of the appointment of the New Advisers since their fees are paid by the Manager and not the Portfolios, generally were more significant to the Board's evaluation of the fees and expenses paid by each Portfolio than the New Advisers' costs and profitability. The Board also examined the fees to be paid with respect to each Portfolio to be advised by each New Adviser in light of the fees paid by similar portfolios advised by the New Adviser.

As part of its evaluation of each New Adviser's compensation, the Board also considered other benefits that may be realized by each New Adviser and its affiliates from the New Adviser's relationship with the Trust. In this connection, the Board noted, among other things, that Dreyfus also serves as an Adviser to another portfolio managed by AXA Equitable and receives advisory fees for providing services to that portfolio. The Board also noted that each New Adviser, through its relationship as an Adviser to a Portfolio, may engage in soft dollar transactions. In this regard, the Board considered each New Adviser's procedures for executing portfolio transactions for its Portfolio and each New Adviser's policies and procedures for the selection of brokers and dealers and for obtaining research from those brokers and dealers. In addition, the Board recognized that the New Advisers to the Portfolios may be affiliated with registered broker-dealers, which may from time to time receive brokerage commissions from the Portfolios in connection with the purchase and sale of portfolio securities, provided, however, that those transactions, among other things, must be consistent with best execution. Finally, the Board recognized that affiliates of each New Adviser may sell, and earn sales commissions from, insurance products, the proceeds of which are invested in the Portfolios.

The Board also considered conflicts of interest that may arise between the Trust and the New Advisers in connection with the services they provide to the Trust and the various relationships that they and their affiliates may have with the Trust. For example, actual or potential conflicts of interest may arise as a result of a New Adviser having responsibility for multiple accounts (including the Portfolio(s) it advises), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad band of accounts and incentive to allocate opportunities to an account where the New Adviser has a greater financial incentive, such as a performance fee account. In this connection, the Board also considered the manner in which such conflicts are addressed by the New Advisers.

Based on these considerations, the Board was satisfied, with respect to each Portfolio, that: (1) the Portfolio was reasonably likely to benefit from the nature, quality and extent of the New Adviser's services; (2) the Portfolio was reasonably likely to benefit from the New Adviser's investment process, personnel and operations; (3) the New Adviser has the resources to provide the services and to carry out its responsibilities under its Agreement; and (4) the New Adviser has an adequate compliance program. The Board also reached the determinations described below with respect to each New Adviser's proposed compensation, including any direct or indirect benefits to be derived by each New Adviser and its affiliates, and each New Adviser's performance with respect to similar portfolios they advise. Based on the foregoing and the information described below, the Board, including the Independent Trustees, approved each Investment Advisory Agreement with respect to the relevant Portfolio.

Socially Responsible Portfolio
------------------------------

With respect to the Socially  Responsible  Portfolio,  the Board considered that
(1) the proposed advisory fee rate for Bridgeway is lower than the advisory fee rate paid to the New Adviser with respect to other similar portfolios for which it serves as investment sub-adviser; and (2) the similar portfolios advised by the New Adviser had (i) outperformed the average of their peer group for the one-year, three-year and since inception periods ended March 31, 2005; and (ii) outperformed their benchmark for the three-year period ended March 31, 2005, but had underperformed their benchmark for the one-year and since inception periods ended on that date. The Board was satisfied that the New Adviser's compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable and that the performance of the New Adviser's similar portfolios generally was reasonable in relation to the performance of their benchmark and peer group.

Money Market Portfolios
-----------------------

With respect to each Money Market Portfolio, the Board considered that (1) the proposed advisory fee is lower than the advisory fee rate paid to the New
Adviser with respect to other similar portfolios for which it serves as investment sub-adviser; (2) the similar portfolios advised by the New Adviser had outperformed the average of their peer group for the three-, five- and ten-year periods ended March 31, 2005, but had underperformed their peer group for the one-year period ended on that date. The Board was satisfied that, with respect to each Money Market Portfolio, the New Adviser's compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable and that the performance of the New Adviser's similar portfolios generally was reasonable in relation to the performance of their peer group.

                                    * * * * *

PORTFOLIO TRANSACTIONS

To the extent permitted by law and in accordance with procedures established by the Trust's Board of Trustees, each Portfolio may engage in brokerage transactions with brokers that are affiliates of the Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or the Advisers. For the fiscal year ended December 31, 2004, the Socially Responsible Portfolio paid $124 in brokerage commissions to Sanford C. Bernstein & Co. LLC, a wholly owned subsidiary of the Manager, which represented 0.27% of the Socially Responsible Portfolio's total brokerage commissions. The Money Market Portfolios did not engage in brokerage transactions with any affiliate during the fiscal year ended December 31, 2004.

CONTROL PERSONS AND PRINCIPAL HOLDERS

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust's shares as of June 30, 2005. AXA Equitable is organized as a New York stock life insurance company and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each portfolio. As of June 30, 2005, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the shares of each Portfolio. As of June 30, 2005, Chryssa Kasparian, Karr Barth Associates, 40 Monument Road, Bala Cynwyd, Pennsylvania 19004 owned Contract(s) entitling her to give voting instructions regarding approximately 19.80% of the Class IA shares of the EQ Portfolio. To the Trust's knowledge, as of June 30, 2005, no other person owned contracts entitling that person to provide voting instructions regarding 5% or more of any class of any Portfolio.

              A COPY OF THE TRUST'S SEMI-ANNUAL REPORT IS ENCLOSED

                                                                      APPENDIX A

BRIDGEWAY CAPITAL MANAGEMENT, INC.

--------------------------------------------------------------------------------

  NAME OF FUND       NET ASSETS         EFFECTIVE ANNUAL ADVISORY FEE RATE
                                          (% OF AVERAGE DAILY NET ASSETS)
--------------------------------------------------------------------------------

Bridgeway           $48,277,753    As of 2004, annual advisory fee is 0.34% (fee
Large-Cap Growth       (as of      is  0.50%  with  0.16%  reimbursement  of the
Fund                 12/31/04)     Bridgeway  Large-Cap  Growth  Fund's  average
                                   daily   net   assets);   plus   or   minus  a
                                   performance   adjustment   of  0.05%  over  a
                                   rolling five year performance  period,  based
                                   on the  extent  to which  performance  of the
                                   Fund  exceeds  or  trails  the  Russell  1000
                                   Growth Index.  Since the Fund does not have a
                                   five-year operating history,  the Performance
                                   Adjustment Rate will be calculated as follows
                                   during the initial  five-year period: a) From
                                   inception  through  September  30, 2004,  the
                                   Performance  Adjustment Rate was inoperative.
                                   The Advisory Fee payable is the Base Advisory
                                   Fee Rate  times the  daily net  assets of the
                                   Fund only,  and b) From  September  30,  2004
                                   through  September 30, 2008, the  Performance
                                   Adjustment Rate will be calculated based upon
                                   a comparison of the investment performance of
                                   the Fund and the  Index  over the  number  of
                                   quarters  that have elapsed  since the Fund's
                                   inception.    Each   time   the   Performance
                                   Adjustment Rate is calculated,  it will cover
                                   a longer  time  span,  until  it can  cover a
                                   running five-year period as intended.  In the
                                   meantime,  the early months of the transition
                                   period will have a disproportionate effect on
                                   the performance adjustment of the fee.
--------------------------------------------------------------------------------

Calvert Large       $330,792,944   Annual   subadvisory  fee  is  0.45%  of  the
Cap Growth Fund        (as of      Calvert Large Cap Growth Fund's average daily
                     03/31/05)     net  assets;  plus  or  minus  a  performance
                                   adjustment  of 0.25%,  based on the extent to
                                   which  performance  of the  Fund  exceeds  or
                                   trails the  Standard  & Poor's 500  Composite
                                   Stock Price Index.
--------------------------------------------------------------------------------

Bridgeway currently waives fees and reimburses expenses of the Bridgeway Large-Cap Growth Fund to the extent necessary to ensure that the fund's expenses do not exceed an annual rate of 0.84% and 1.09% of the average daily net assets attributable to the fund's Class N and Class R shares, respectively. Bridgeway currently does not have any fee waivers or expense limitations in effect with respect to the other fund listed above.

THE DREYFUS CORPORATION

--------------------------------------------------------------------------------

      NAME OF FUND                            NET ASSETS     EFFECTIVE ANNUAL
                                                (AS OF         ADVISORY FEE
                                              06/30/05,            RATE
                                           EXCEPT AS NOTED    (% OF AVERAGE
                                              BELOW) IN      DAILY NET ASSETS)
                                               MILLIONS
--------------------------------------------------------------------------------

Dreyfus Cash Management                          $13,193           0.20%
--------------------------------------------------------------------------------

Dreyfus Cash Management Plus                      8,677            0.20
--------------------------------------------------------------------------------

Dreyfus Institutional Prime MM                     439             0.15
--------------------------------------------------------------------------------

Dreyfus Institutional Cash Advantage              7,653            0.08*
--------------------------------------------------------------------------------

Dreyfus Institutional Cash Advantage Plus         2,623            0.08*
--------------------------------------------------------------------------------

Dreyfus Money Market Reserves                      474             0.50
--------------------------------------------------------------------------------

Bear Stearns Prime Money Market                   1,312            0.17*

                                               (as of FYE
                                                 3/31/05)
--------------------------------------------------------------------------------

DIMM - Money Market Series                         479             0.50


                                               (as of FYE
                                                12/31/04)
--------------------------------------------------------------------------------

DMMI - Money Market Series                         323             0.50


                                               (as of FYE
                                                12/31/04)
--------------------------------------------------------------------------------

Dreyfus Basic MM                                   967             0.32*


                                               (as of FYE
                                                2/28/05)
--------------------------------------------------------------------------------

Dreyfus Liquid Assets - CL. I                     4,824            0.47


                                               (as of FYE
                                                 12/31/04)
--------------------------------------------------------------------------------

Dreyfus Worldwide Dollar                           851             0.40*


                                               (as of FYE
                                                10/31/04)
--------------------------------------------------------------------------------

General MM "A"                                    1,154            0.50

                                               (as of FYE
                                                11/30/04)
--------------------------------------------------------------------------------

General MM "B"                                    4,957            0.47*

                                               (as of FYE
                                                11/30/04)
--------------------------------------------------------------------------------

*The fee rate shown reflects fee waivers/reimbursements in effect with respect to the fund.